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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                 FOR MORE INFORMATION:

                                      MEDIA CONTACT:
                                      May G. Petry
                                      Sun Microsystems Inc.
                                      650-786-0034
                                      may.petry@sun.com

                                      INVESTOR CONTACT:
                                      Paul Ziots
                                      Sun Microsystems Inc.
                                      650-786-0411
                                      paul.ziots@sun.com

                                      INDUSTRY ANALYST CONTACT:
                                      Joanne Masters
                                      Sun Microsystems Inc.
                                      650-786-0847
                                      joanne.masters@sun.com


                   SUN MICROSYSTEMS BROADENS INDEPENDENT BOARD

         Stephen Bennett Elected to Sun Microsystems Board of Directors

Santa Clara, Calif. - June 28th, 2004 - The board of directors of Sun Microsystems, Inc., (Nasdaq: SUNW) today announced that Stephen Bennett, 50, president and chief executive officer, Intuit Inc., has been elected to Sun's board of directors, effective immediately.

"Sun's board combines independence with depth of experience," said Scott G. McNealy, chairman and chief executive officer, Sun Microsystems. "Steve's leadership and operational experience as a successful CEO, as well as his proven track record of developing and growing diverse businesses, will complement Sun's strong and experienced board. Sun's employees and shareholders should be delighted."

Almost two years ago, Sun broadened its board of directors by electing Lynn E. Turner, former chief accountant of the Securities and Exchange Commission, and Michael E. Lehman, Sun's former chief financial officer. In addition to possessing this significant financial and reporting expertise, 80% of the directors on Sun's board are considered independent, under the NASDAQ definition.

"I'm pleased to join Sun's board as the company embarks on the next chapter in its history," said Stephen Bennett, president and chief executive officer, Intuit. "This is an opportunity to be a part of a new era of innovation for Sun."

Bennett joined Intuit in January 2000 as president and CEO. Since then, he has combined the company's historic innovative and customer-driven expertise with strategic

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and operational rigor to drive the company toward the $2 billion revenue mark.

Previously, he was at General Electric Corp. for 23 years, where he managed complex and diverse organizations - from consumer appliances to financial services. In his last GE assignment, he served as an executive vice president and member of the office of the CEO at GE Capital, the financial services subsidiary of General Electric Corp., where he oversaw a portfolio of five different companies with more than 20,000 employees.

In addition to Bennett, Sun's board of directors includes:

- Scott G. McNealy (49) - Chairman of the Board of Directors and Chief Executive Officer, Sun Microsystems, Inc.
- James L. Barksdale (61) - President and Chief Executive Officer, Barksdale Management Corporation
- L. John Doerr (52) - General Partner, Kleiner Perkins Caufield & Byers
- Robert J. Fisher (49) - Chairman of the Board of Directors, The Gap, Inc.
- Michael E. Lehman (53) - Former Executive Vice President, Corporate Resources and Chief Financial Officer, Sun Microsystems, Inc.
- Robert L. Long (67) - Independent Management Consultant
- M. Kenneth Oshman (63) - Chairman of the Board of Directors and Chief Executive Officer, Echelon Corporation
- Naomi O. Seligman (65) - Senior Partner, Ostriker von Simson, Inc.
- Lynn E. Turner (52) - Professor of Accounting and Director of The Center for Quality Financial Reporting, Colorado State University

About Sun Microsystems, Inc.

Since its inception in 1982, a singular vision -- "The Network Is The Computer" -- has propelled Sun Microsystems, Inc. (Nasdaq: SUNW) to its position as a leading provider of industrial-strength hardware, software and services that make the Net work. Sun can be found in more than 100 countries and on the World Wide Web at http://sun.com

                                       ###

Sun, Sun Microsystems, the Sun logo and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries.